                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.



Table of Contents
-----------------
Ranger letter to the stockholders of Computer Associates  .........   Item 1

Content of Item 1.
------------------

                     To All Computer Associate Shareholders


                         This Year You Have a Choice.

                       Vote for - Integrity, Innovation,

                    Accountability, and Increased Value for

                               CA Shareholders.

                  Introducing The Ranger Governance Nominees

Dear Fellow Computer Associates Shareholder:

     At this year's annual meeting you have a choice when voting for Directors to oversee your Company. In past years, the only directors you were able to vote for were those picked by the old Board of Directors. Not this year. This year you have a choice -the current Board or a new Board of Directors nominated by Ranger Governance.

The Current Board

     When you look at the record of the current Board we think you will agree that it is time for a change at CA - in leadership and direction. Consider that:

    . The Company's five-year total return for the period ending March 31, 2001 has been a negative 14%, versus a positive 169% for the Standard and Poor's Computer Software and Services Index;

    . On December 31, 2000, the Company's debt to equity ratio was over three times the average debt to equity ratio of the 19 companies in the Standard and Poor's Computer Software and Services Index;

    . The Company's net working capital decreased more than $500 million or 64%, from March 31, 2000 to March 31, 2001, to $357 million.

     In addition, we believe that:

    . The credibility of CA's management has been damaged by accounting controversy;

    . CA compensated its top executives lavishly while shareholders lost value; and

    . CA's treatment of employees and customers has been publicly challenged.

The Ranger Nominees for Director

     Ranger Governance has nominated a slate of independent directors made up of ten executives we believe are proven leaders with integrity and decades of experience in every aspect of the software industry, corporate leadership, investment, and corporate governance. A picture and brief description of each nominees' background can be seen on the following page. Together, this team has more than 195 years experience leading, growing and investing in software and technology companies and other successful corporations.

                         The Ranger Governance Nominees


               Richard J. Agnich

               Twenty seven year
               career with Texas
               Instruments,
               including Senior
               Vice President,
               Secretary and
               General Counsel.

               [PHOTO OF RICHARD J. AGNICH]


               Bob Cook

               Founder of the VM
               Software and
               Systems Center,
               Director of
               Sterling Commerce,
               CEO of Sigaba Corp.
               and software
               industry venture
               capitalist.
               [PHOTO OF BOB COOK]



               Dennis Crumpler

               Founder of
               XcelleNet, Inc.,
               co-founder of Sales
               Technologies, Inc.
               and General Partner
               of CIMCO, LLC, an
               investment
               management company.
               [PHOTO OF DENNIS CRUMPLER]


               Mark Cuban

               Founder and former
               CEO of
               MicroSolutions and
               Broadcast.com, and
               owner of the Dallas
               Mavericks
               basketball team.
               [PHOTO OF MARK CUBAN]


               Dixon Doll

               Founder and manager
               of venture capital
               firm DCM and
               strategy consulting
               firm DMW Group with
               a Ph.D. in
               engineering.
               [PHOTO OF DIXON DOLL]



               Dr. Wendy Lee Gramm

               Distinguished
               Senior Fellow at
               George Mason
               University,
               Director of Enron,
               and former
               Chairman, U.S.
               Commodity Futures
               Trading Commission,
               with a Ph.D. in
               economics
               [PHOTO OF DR. WENDY LEE GRAMM]


               Stephen Perkins

               Senior executive
               with University
               Computing Company
               and Sterling
               Software, co-
               founder of Sterling
               Commerce, with 31
               years experience in
               the development and
               marketing of
               software products.
               [PHOTO OF STEPHEN PERKINS]


               Cece Smith

               Former Chairman,
               Federal Reserve
               Bank of Dallas and
               co-founder and
               managing partner,
               Phillips-Smith-
               Machens Venture
               Partners.

               [PHOTO OF CECE SMITH]


               Elizabeth VanStory

               Former President of
               iMotors.com and
               Vice President of
               OfficeDepot.com,
               and now a
               management
               consultant.

               [PHOTO OF ELIZABETH VANSTORY]

               Sam Wyly

               Manager, Ranger
               Capital, founder of
               University Computer
               Company, Sterling
               Software, Sterling
               Commerce and other
               companies.
               [PHOTO OF SAM WYLY]

     We're confident that the Ranger Governance plan will unlock the value and potential of Computer Associates. Ranger is proposing new management for CA under what we believe is a truly independent Board of Directors. We have put together a comprehensive plan which we believe will realize the full potential of Computer Associates' winning products, people and customers, and achieve substantial new growth and success.

Vote the GREEN proxy. To elect Ranger's slate of independent directors you must sign and return the GREEN proxy.

  Integrity. Innovation. Accountability. Increased Value for CA Shareholders.

                          Ranger: A Better Way For CA

     Thank you for your consideration.

                                      Sincerely,

                                      /s/ Sam Wyly

                                      Sam Wyly
                                      Manager, Ranger Governance

               Sign, date and return the GREEN proxy card today.


                                   Important!

 1. Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed GREEN proxy card.

 2. Please vote each GREEN proxy card you receive since each account must be voted separately.

 3.  Only your latest dated proxy counts.

 4. We urge you NOT to sign any White proxy card sent to you by Computer Associates.

 5. Even if you have sent a White proxy card to CA, you have every right to change your vote. You may revoke that proxy, and vote as recommended by Ranger by signing, dating and mailing the enclosed GREEN proxy card in the enclosed envelope.

 6. If your shares are held in the name of a bank, broker or other nominee, please direct the party responsible for your account to vote the GREEN proxy card as recommended by Ranger.

 7. CA Harvest Plan Participants - Your vote is confidential. Fidelity Management Trust (trustee of the Plan) has stated that your individual voting instructions to Fidelity are confidential and not disclosed to CA or Ranger.

   If you have any questions on how to vote your shares, please call our proxy solicitor:

                       MORROW & CO. at (800) 607 - 0088.

                              IMPORTANT INFORMATION

     On July 27, 2001, Ranger Governance, Ltd. filed a definitive proxy statement with the Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates International, Inc. Ranger's proxy statement was mailed to Computer Associates' stockholders on July 30, 2001. Ranger urges stockholders to read its proxy statement because it contains important information. You may obtain a free copy of Ranger's definitive proxy statement, as well as other soliciting materials that have been filed by Ranger, at the Commission's website at www.sec.gov. The definitive proxy statement and other documents filed by Ranger may also be obtained for free by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 800-634-4458 or at www.rangergov.com.

     Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in Ranger's solicitation is available in the definitive proxy statement filed by Ranger. In addition, the Ranger Nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.